Exhibit 2. (a)(b)

                   Opinion and Consent of Robert-John H. Sands


                                     ACACIA NATIONAL LIFE INSURANCE COMPANY LOGO

                                                                THE ACACIA GROUP
                  7315 Wisconsin Avenue Bethesda, Maryland 20814  (301) 280-1000



April 12, 2002



Acacia National Life Insurance Company
7315 Wisconsin Avenue
Bethesda, MD 20814

Gentlemen:

With reference to the Post-Effective Amendment No. 4 to Registration Statement 333-81057 on Form S-6 filed by Acacia National Life Insurance Company and Acacia National Variable Life Insurance Separate Account I with the Securities and Exchange Commission covering flexible premium life insurance policies, I have examined such documents and such laws as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

      1. Acacia National Life Insurance Company is duly organized and validly existing under the laws of the District of Columbia and has been duly authorized by the District of Columbia Department of Insurance and Securities Regulation to issue variable life insurance policies.

      2. Acacia National Variable Life Insurance Separate Account I is a duly authorized and existing separate account established pursuant to the provisions of District of Columbia Official Code ss.31-1704 and ss.31-4442.

      3. The flexible premium variable life insurance policies, when issued as contemplated by said Form S-6 Registration
           Statement, will constitute legal, validly issued and binding obligations of Acacia National Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 4 to said Form S-6 Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Sincerely,

/s/ Robert-John H. Sands
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Robert-John H. Sands
Senior Vice President, Corporate Secretary and General Counsel

Acacia Mutual Holding Corporation, Acacia Financial Group, Ltd., Acacia Life Insurance Company, Acacia National Life Insurance Company, Acacia Financial Corporation, Calvert Group, Ltd., Acacia Federal Savings Bank, Enterprise Resources, LLC, Acacia Realty Corporation, The Advisors Group, Inc.

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NATIONAL HEADQUARTERS, Washington, DC